D E V I S S E R G R A Y L L P
CHARTERED ACCOUNTANTS

401 - 905 West Pender Street
Vancouver, BC Canada
V6C 1L6

Tel: (604) 687-5447
Fax: (604) 687-6737

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors,
Atna Resources Ltd.

We consent to the inclusion in the Annual Report of Atna Resources Ltd. on Form 20-F of our report to the shareholders on certain of the consolidated financial statements of that company for the year ended December 31, 2007. Our report was dated March 27, 2008, except as to Note 3 which is as at March 26, 2010.

/s/ “De Visser Gray LLP”

Chartered Accountants
Vancouver, BC, Canada
March 26, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Annual Report of Atna Resources Ltd. on Form 20-F of our report dated on March 25 2010, relating to the consolidated financial statements of the Company for the year ended December 31, 2009.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 25, 2010